Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of August 26, 2021, and is made by and between Union Bankshares, Inc., a Vermont corporation (the “Company”), and the purchaser of the Subordinated Note (as defined herein) identified on the signature page hereto (the “Purchaser” and, together with the several other purchasers of the Subordinated Notes, the “Purchasers”).

RECITALS

WHEREAS, the Company has requested that the Purchasers purchase from the Company up to $16.5 million in aggregate principal amount of Subordinated Notes, which aggregate principal amount is intended to qualify as Tier 2 Capital (as defined herein);

WHEREAS, the Company has engaged PNC FIG Advisory, a part of PNC Capital Markets, LLC, as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes;

WHEREAS, each of the Purchasers is an “accredited investor” as such term is defined in parts (1), (2), (3) or (7) of Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as such term is defined under the Securities Act (“QIB”);

WHEREAS, the offer and sale of the Subordinated Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D; and

WHEREAS, each Purchaser is willing to purchase from the Company a Subordinated Note in the principal amount set forth on such Purchaser’s signature page to the Subordinated Note Purchase Agreement by and between the Company and such Purchaser (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.DEFINITIONS.

1.1.Defined Terms. The following capitalized terms used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and Subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and its respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Subordinated Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Bank” means Union Bank, a Vermont-chartered non-member bank and wholly-owned subsidiary of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Vermont are permitted or required by any applicable law or executive order to close.

“Bylaws” means the Bylaws of the Company, as amended and restated, as in effect on the Closing Date.

“Charter” means the Amended and Restated Articles of Association of the Company, as amended, as in effect on the Closing Date.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” means August 26, 2021.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.

“Company Covered Person” has the meaning set forth in Section 4.3(d).

“Company’s Reports” means Company’s annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed or furnished by Company with the SEC under the Securities Act, Exchange Act, or the regulations thereunder, in each case since January 1, 2021.

“control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.3(d).

“DTC” means the Depository Trust Company.

“Environmental Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. § 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. § 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Global Note” has the meaning set forth in Section 3.1.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over the Company or its Subsidiary.

“Governmental Licenses” has the meaning set forth in Section 4.4.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Environmental Laws and/or other applicable environmental laws, ordinances or regulations.

“Indebtedness” means: (a) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (b) all obligations secured by any lien on property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed by the Company or any Subsidiary; provided, however, Indebtedness shall not include deposits or other Indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means any change or effect that (a) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of the Company and its Subsidiary, taken as a whole, or (b) would materially impair the ability of the Company or the Bank to perform their respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby or thereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (i) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (ii) changes, subsequent to the date hereof, in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (iii) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company or the Bank, (iv) direct effects of compliance with this Agreement on the operating performance of the Company or the Bank, including expenses incurred by the Company or the Bank in consummating the transactions contemplated by the Subordinated Note Purchase Agreements by and between the Company and each Purchaser, (v) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by the Subordinated Note Purchase Agreements by and between the Company and each Purchaser and the Subordinated Notes, (vi) the effects of any declaration of a state of emergency by the government of the United States or any State of the United States; and (vii) the effects of any epidemic, pandemic or disease outbreak, or continuation or extension of any epidemic, pandemic or disease outbreak, affecting the United States, which in the event of (i), (ii), (iii), (vi) or (vii) do not disproportionately affect the operations or business of the Company or the Bank in comparison to other banking institutions with similar operations.

“Maturity Date” means September 1, 2031.

“Paying Agent” means UMB Bank N.A., as paying agent and registrar under the Paying Agent Agreement, or any successor in accordance with the applicable provisions of the Paying Agent Agreement.

“Paying Agent Agreement” means the Paying Agency and Registrar Agreement, dated as of August 23, 2021, between the Company and UMB Bank N.A., as payment agent and registrar, as amended, modified or restated from time to time.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by the Company or any Affiliate or Subsidiary of the Company. For avoidance of doubt, Property includes, without limitation, property repossessed or foreclosed upon in connection with lending activities of the Bank.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.

“QIB” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company or the Bank.

“SBHC Policy Statement” has the meaning set forth in Section 5.3(f).

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in the Recitals.

“Settlement Agent” means UMB Bank N.A., as settlement agent under the Settlement Agent Agreement, or any successor in accordance with the applicable provisions of the Settlement Agent Agreement.

“Settlement Agent Agreement” means the Settlement Agent Services Agreement, dated as of August 23, 2021, between the Company and UMB Bank N.A., as settlement agent, as amended, modified or restated from time to time.

“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any other Person in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2(a)(i).

1.2.Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement, the Subordinated Notes or the Settlement Agent Agreement shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3.Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

2.SUBORDINATED DEBT.

2.1.Certain Terms. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement, the Subordinated Notes and the Settlement Agent Agreement. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (a) acceleration by the Purchasers in accordance with the terms of the Subordinated Notes and the Subordinated Note Purchase Agreements by and between the Company and each Purchaser or (b) the Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes. Any partial redemption of the Subordinated Notes shall be made in accordance with Section 5.7 hereof.

2.2.Subordination. The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.3.Maturity Date. On the Maturity Date, the Company shall repay in full all sums due and owing under this Agreement and the Subordinated Notes. The Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and such terms shall not be extended beyond the Maturity Date unless the Company and the Purchasers hereafter specifically otherwise agree in writing.

2.4.Unsecured Obligations. The obligations of the Company to the Purchasers under the Subordinated Notes and this Agreement shall be unsecured.

2.5.The Closing. The execution and delivery of the Transaction Documents and the closing of the sale and purchase of the Subordinated Notes (the “Closing”) shall occur remotely via the electronic or other exchange of documents and signature pages at 10:00 a.m. on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.6.Payments. The Company and the Purchaser agree that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.

2.7.Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company or any of its Subsidiaries.

2.8.Use of Proceeds. The Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes.

3.DISBURSEMENT.

3.1.Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company or waived by the Purchaser and the Company has executed and delivered to each of the Purchasers a Subordinated Note Purchase Agreement and such Purchaser’s Subordinated

Note and any other documents required by Section 3.2(a) in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse to the Company in immediately available funds the Subordinated Note Amount set forth on each Purchaser’s respective signature page to the Subordinated Note Purchase Agreements by and between the Company and each Purchaser to the Company in exchange for (a) a Subordinated Note with a principal amount equal to such Subordinated Note Amount or (b) an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures in the Subordinated Note with a principal amount equal to such Subordinated Note Amount, as applicable (the “Disbursement”). The Company will deliver (i) to the Settlement Agent, a global certificate representing the Subordinated Note (the “Global Note”) registered in the name of Cede & Co., as a nominee for DTC, (ii) to each applicable Purchaser of the Subordinated Notes not represented by the Global Note, such Purchaser’s Subordinated Note in definitive form (or evidence of the same with the original to be delivered by the Company by overnight delivery on the next Business Day in accordance with the delivery instructions of the Purchaser), and (iii) to the Paying Agent, a list of Purchasers receiving the Subordinated Notes in the Disbursement under clause (ii) above.

3.2.Conditions Precedent to Disbursement.

(a)Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by such Purchaser at Closing and to effect the Disbursement is subject to the satisfaction or delivery by or at the direction of the Company to such Purchaser (or, with respect to the Settlement Agent Agreement, the Settlement Agent, and with respect to the opinions of counsel, the Placement Agent), on or prior to the Closing Date, of each of the following (unless such Purchaser shall have waived such satisfaction or delivery):

(i)Transaction Documents. This Agreement, the Settlement Agent Agreement, the Global Note and the Subordinated Notes (collectively, the “Transaction Documents”), each duly authorized and executed by the Company.

(ii)Authority Documents.

(A)A copy, certified by the Secretary or Assistant Secretary of the Company, of the Charter of the Company;

(B)A certificate of good standing of the Company issued by the Secretary of State of the State of Vermont;

(C)A copy, certified by the Secretary or Assistant Secretary, of the Bylaws of the Company;

(D)A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company, and any committee thereof, authorizing the execution, delivery and performance of the Transaction Documents;

(E)An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in the Subordinated Note Purchase Agreements by and between the Company and each Purchaser; and

(F)The opinion letter of Primmer Piper Eggleston & Cramer PC addressed to the Purchasers and the Placement Agent, dated as of the Closing Date, expressing the opinions set forth in Exhibit B attached hereto.

(iii)Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request, which certificates, affidavits, schedules, resolutions, notes and/or other documents so requested by a Purchaser shall be delivered to all of the Purchasers.

(iv)Aggregate Investments. Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser’s signature page to the Subordinated Note Purchase Agreement by and between the Company and each Purchaser.

(v)Consents and Approvals. The Company shall file any required applications, filings and notices required in connection with this Agreement, as applicable, with (i) the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), and receive approval of, or consent or nonobjection to, the foregoing applications, filings and notices.

(vi)Representations and Warranties. The representations and warranties made by Company in Section 4 hereof shall have been true and correct as of the date of this Agreement and shall be true and correct on the Closing Date (except for any such representation or warranty that is made only as of a specific date, in which case as of such specific date), except where the failure of such representations and warranties to be so true and correct does not have, individually or in the aggregate, a Material Adverse Effect.

(vii)Covenants. All covenants and agreements contained in this Agreement to be performed by Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(b)Conditions to the Company’s Obligation. With respect to a given Purchaser, the obligation of the Company to consummate the sale of the Subordinated Notes and to effect the Disbursement is subject to the satisfaction or delivery by or at the direction of such Purchaser, on or prior to the Closing Date, of each of the following (unless the Company shall have waived such satisfaction or delivery):

(i)With respect to such Purchaser, the delivery to the Company of this Agreement, duly authorized and executed by such Purchaser.

(ii)Since the date of this Agreement, there shall not have been any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or the Bank or the transactions contemplated by this Agreement, by any Governmental Agency which imposes any restriction or condition that the Company determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business or would materially reduce the economic benefits of the transactions contemplated by this Agreement to the Company or the Bank to such a degree that the Company would not have entered into this Agreement had such condition or restriction been known to it on the date hereof.

(iii)The representations and warranties made by that Purchaser in Section 6 shall have been true and correct as of the date of this Agreement, and shall be true and correct on the Closing Date, except where the failure to be so true and correct (without regard to any materiality qualifications contained therein) would not materially adversely affect the ability of the Purchaser to perform Purchaser’s obligations hereunder (except for any such representation or warranty that is made only as of a specific date, in which case as of such specific date).

(iv)All covenants and agreements contained in this Agreement to be performed by that Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

4.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Purchaser as follows:

4.1.Organization and Authority.

(a)The Company is a duly organized corporation, is validly existing and in good standing under the laws of the State of Vermont and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act.

(b)The Bank is the sole subsidiary of the Company and the Bank has been duly chartered and is validly existing as a Vermont-chartered bank, in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock, or other Equity Interests, in the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for the shares of capital stock of the Bank that are pledged as collateral under a loan to the Company; and none of the outstanding shares of capital stock of the Bank were issued in violation of the preemptive or similar rights of any security holder of the Bank or any other entity.

(c)The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has not received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. § 1813, nor has any event occurred which could reasonably be expected to materially and adversely affect the status of the Bank as an FDIC-insured institution.

4.2.Capital Stock and Related Matters. The Charter of the Company authorizes the Company to issue 7,500,000 shares of common stock, $2.00 par value per share, of which 4,485,150 are issued and outstanding as of the date hereof. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person except pursuant to the Company’s equity incentive plans duly adopted by the Company’s Board of Directors.

4.3.No Impediment to Transactions.

(a)Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the aggregate Subordinated Note Amount, the execution and delivery of the Transaction Documents and the compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.

(b)Agreement and Settlement Agent Agreement. Each of this Agreement and the Settlement Agent Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Purchasers or the Settlement Agent, as applicable, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(c)Subordinated Notes. The Subordinated Notes have been duly authorized by the Company and when duly executed and issued by the Company and delivered to the Purchasers and paid for by the Purchasers in accordance with the terms of the Subordinated Note Purchase Agreements by and between the Company and each Purchaser, will have been duly executed, authenticated, issued and delivered, and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(d)Exemption from Registration; No Disqualification Event. Neither the Company, nor its Subsidiary or Affiliates, nor, to the Company’s knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of Regulation D (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) of Regulation D (each, a “Company Covered Person”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D.

(e)No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents by the Company nor compliance by the Company with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (A) the Charter or Bylaws of the Company; (B) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any material contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or its Subsidiary, as applicable, is now a party or by which it or any of its properties may be bound or affected; (C) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (D) any statute, rule or regulation applicable to the Company, except, in the case of items (B), (C) or (D), for such violations, conflicts, breaches and default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any material property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Bank is not a party to, or otherwise subject to, any legal restriction or any agreement (other than customary limitations imposed by corporate law statutes, banking law statutes, rules and policies, or other regulatory statutes) restricting the ability of the Bank to pay dividends or make any other distributions to the Company.

(f)Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.

4.4.Possession of Licenses and Permits. The Company and its Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and each Subsidiary of the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except where such proceedings would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.5.Financial Condition.

(a)Company Financial Statements. The consolidated financial statements of the Company included in the Company’s Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Company, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto and Regulation S-X promulgated under the Securities Act. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

(b)Absence of Default. Since the end of the Company’s last fiscal year ended December 31, 2020, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company. The Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, except for such defaults that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(c)Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or the Bank.

(d)Ownership or Use of Property. The Company and its Subsidiary has good and marketable title as to all real property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank of Boston or the Federal Reserve Bank of Boston- inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet due or delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its Subsidiary. The Company and its Subsidiary, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company’s Reports.

4.6.No Material Adverse Change. Since December 31, 2020, there has been no development or event which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.7.Legal Matters.

(a)Compliance with Law. The Company and its Subsidiary (i) has complied with and (ii) is not under investigation with respect to, and, to the Company’s knowledge, has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiary is in compliance with, and at all times prior to the date hereof has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except for where any such failure to comply, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. At no time during the two years prior to the date hereof has the Company or its Subsidiary received any written notice asserting any violations of any of the foregoing, except for any violations that (A) have been resolved, (B) in the reasonable and good faith judgment of the Company are in the process of being resolved, or (C) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)Regulatory Enforcement Actions. The Company and or its Subsidiary is in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, except for any such failures to comply as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor the Bank, nor, to the Company’ s knowledge, any of their respective officers or directors, is now operating under any restrictions, agreements, memoranda, supervisory letter or similar regulatory enforcement action imposed by any Governmental Agency (other than restrictions of general application), nor are, to the Company’s knowledge, (i) any such restrictions threatened or (ii) any agreements, memoranda, supervisory letter or similar regulatory enforcement action being sought by any Governmental Agency.

(c)Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or its Subsidiary at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or affect issuance or payment of the Subordinated Notes; and neither the Company nor its Subsidiary is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)Environmental. No Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials on any Property except in material compliance with Environmental Laws and neither the Company nor its Subsidiary has engaged in such activities. There are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or or its Subsidiary by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Environmental Law, except for such claims or actions that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)Brokerage Commissions. Except for commission paid to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission, placement fee or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

(f)Investment Company Act. Neither the Company nor or its Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.8.Reporting Compliance. Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

Company’s Reports at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act and did not and do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

4.9.Internal Control Over Financial Reporting. The Company and its Subsidiary maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of Company’s most recent audited fiscal year, (y) Company has no knowledge of (i) any material weakness in Company’s internal control over financial reporting (whether or not remediated) or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls and (z) there has been no change in Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Company’s internal control over financial reporting.

4.10.Disclosure Controls and Procedures. The Company and its Subsidiary maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act), that (i) are designed to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that material information relating to Company and its Subsidiary is made known to Company’s principal executive officer and principal financial officer by others within Company and its Subsidiary to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established. As of the date hereof, Company has no knowledge that would reasonably cause it to believe that the evaluation to be conducted of the effectiveness of Company’s disclosure controls and procedures for the most recently ended fiscal quarter period will result in a finding that such disclosure controls and procedures are ineffective for such quarter ended. Based on the evaluation of Company’s and its Subsidiary’s disclosure controls and procedures described above, Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. Since the most recent evaluation of Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

4.11.Tax Matters. The Company and its Subsidiary has (a) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (b) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.12.Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement that do not contain a “Material Adverse Effect” qualification or other express materiality or similar qualification shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except for any such representation or warranty that is made only as of a specific date, in which case as of such specific date). The representations and warranties of the Company set forth in this Agreement that contain a “Material Adverse Effect” qualification or any other express materiality or similar qualification shall be true and correct as of the date hereof and as of the Closing Date (except for any such representation or warranty that is made only as of a specific date, in which case as of such specific date).

4.13.No Misstatements. None of the representations, warranties, covenants and agreements made by the Company in this Agreement or in any certificate delivered to the Purchasers by or on behalf of the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Purchasers, as of the date of this Agreement.

5.GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby further covenants and agrees with the Purchaser as follows:

5.1.Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of its covenants, agreements and obligations under the Transaction Documents.

5.2.Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any material transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

5.3.Compliance with Laws.

(a)Generally. The Company shall comply and cause its Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership, leasing or use of its Properties (including, without limitation, all Environmental Laws), except, in each case, where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity (or the effect thereof if such laws and regulations were enforced) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

(c)Taxes. The Company shall and shall cause its Subsidiaries to promptly pay and discharge all material taxes, assessments and other governmental charges imposed upon the Company or any of its Subsidiaries or upon the income, profits, or property of the Company or any of its Subsidiaries and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any of its Subsidiaries. Notwithstanding the foregoing, none of the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company and its Subsidiaries.

(d)Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of its Subsidiaries and its and their rights and franchises, and comply in all material respects with all related laws applicable to the Company and its Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any Subsidiary or any such right, license or franchise of Company or any Subsidiary if the Board of Directors of Company determines that the preservation thereof is no longer desirable in the conduct of the business of Company and its Subsidiaries, taken as a whole, and that the loss thereof would not reasonably be expected to cause a Material Adverse Effect.

(e)Dividends, Payments, and Guarantees During Event of Default. Upon the occurrence of an Event of Default (as defined in the Subordinated Note), until such Event of Default is cured by the Company or waived by the Noteholders in accordance with Section 16 (Waiver and Consent) of the Subordinated Note, the Company shall not, except as required by any federal or state Governmental Agency, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (iii) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, in each case other than (A) any dividends or distributions payable solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (B) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (C) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (D) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (E) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans.

(f)Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will immediately notify the Noteholder (as defined in the Subordinated Note), and thereafter, subject to the Company’s right to redeem the Subordinated Notes under such circumstances pursuant to the terms of the Subordinated Notes, if requested by the Company, the Company and the Noteholder (as defined in the Subordinated Note) will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes. At any time and from time to time, if the capital adequacy requirements and guidelines of the Federal Reserve otherwise applicable to bank holding companies are not applicable to the Company by reason of the “Small Bank Holding Company and Savings and Loan Company Policy Statement” of the Federal Reserve, codified as Appendix C to 12 C.F.R. Part 225, as amended from time to time (the “SBHC Policy Statement”), then the provisions of this Agreement that refer to capital adequacy or related concepts shall be applied, solely for purposes of this Agreement, as if the SBHC Policy Statement did not exempt the Company from them.

5.4.Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

5.5.Secondary Market Transactions. Each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, reasonably cooperate with the Purchasers and otherwise reasonably assist the Purchasers in satisfying the market standards to which Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction. Subject to any written confidentiality obligation, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by such Purchaser in connection with participation in such Secondary Market Transaction. All documents, financial statements, appraisals and other data relevant to the Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable confidentiality or nondisclosure agreements.

5.6.Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such

Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.7.Redemption. Any redemption made pursuant to the terms of the Subordinated Note shall be made on a pro rata basis, and, for purposes of a redemption processed through DTC, in accordance with its rules and procedures, as a “Pro Rata Pass-Through Distribution of Principal.”

6.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company, and covenants with the Company as follows:

6.1.Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform the Purchaser’s obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the Purchaser’s jurisdiction of organization.

6.2.Authorization and Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Purchaser, and this Agreement has been duly authorized, executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, this Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3.No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (a) the Purchaser’s organizational documents, (b) any agreement to which the Purchaser is party, (c) any law applicable to the Purchaser or (d) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser.

6.4.Purchase for Investment. The Purchaser is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Note in any manner.

6.5.Accredited Investor; Qualified Institutional Buyer. The Purchaser is and will be on the Closing Date (a) an “accredited investor” as such term is defined in parts (1), (2), (3) or (7) of Rule 501(a) of Regulation D or (b) a QIB, and, in either case, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Subordinated Notes, understands the risk of, and other considerations relating to, purchasing the Subordinated Notes, and is able to bear such risks.

6.6.Financial and Business Sophistication. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. The Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

6.7.Ability to Bear Economic Risk of Investment. The Purchaser recognizes that an investment in the Subordinated Notes involves substantial risk. It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in the Company.

6.8.Information. The Purchaser: (a) is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is the

Purchaser being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (b) has conducted the Purchaser’s own examination of the Company and the terms of the Subordinated Notes to the extent the Purchaser deems necessary to make its decision to invest in the Subordinated Notes; and (c) has availed itself of publicly available financial and other information concerning the Company to the extent the Purchaser deems necessary to make the Purchaser’s decision to purchase the Subordinated Notes. The Purchaser has reviewed the information set forth in the Company’s Reports, the exhibits attached hereto and the investor presentation provided by the Company in connection with the transactions contemplated by this Agreement. The Purchaser understands that the investor presentation is not an offering circular or prospectus and does not contain all of the information that would be included in an offering circular or prospectus.

6.9.Access to Information. The Purchaser and the Purchaser’s advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been reasonably requested by it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the Company and the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.10.Investment Decision. The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person or entity, including the Company or the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, (a) the Placement Agent has not performed any due diligence review on behalf of the Purchaser or otherwise acted on behalf of or for the benefit of the Purchaser and (b) nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

6.11.Private Placement; No Registration; Restricted Legends. The Subordinated Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, and under applicable state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. Further, while any Subordinated Notes remain in the restricted holding period pursuant to Rule 144 under the Securities Act, the Purchaser understands and acknowledges that any resale of such Subordinated Notes will be limited to a QIB under Rule 144A under the Securities Act. The Purchaser is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. The Purchaser has not been solicited with respect to investment in the Subordinated Notes except in the jurisdiction of its address appearing on the Purchaser’s signature page to this Agreement. All certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. The Purchaser will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Neither the Company nor the Placement Agent has made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Notes purchased by each Purchaser will ever be able to be lawfully resold, pledged or otherwise transferred.

6.12.Placement Agent. The Purchaser will purchase the Subordinated Note(s) directly from the Company and not from the Placement Agent and neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13.Tier 2 Capital. If the Company provides notice as contemplated in Section 5.3(f) of the occurrence of the event contemplated in such section, thereafter the Company and the Purchaser will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.

6.14.Physical Settlement of Subordinated Notes. Notwithstanding anything in this Agreement to the contrary, if the Purchaser is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D), and is not also a QIB, the Purchaser acknowledges that its Subordinated Note shall be physically delivered to such Purchaser and registered in the name of such Purchaser, and the Purchaser agrees to such physical settlement of its Subordinated Note.

6.15.Accuracy of Representations. Each of the Company and the Placement Agent are relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and the Purchaser agrees that if any of the representations, warranties or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by the Purchaser are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and the Company.

6.16.Representations and Warranties Generally. The representations and warranties of the Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein.

7.MISCELLANEOUS.

7.1.Prohibition on Assignment by the Company. Except as described in Section 9(b) (Merger or Sale of Assets) of the Subordinated Note, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes to any Person, other than an Affiliate or Subsidiary, without the prior written consent of all the Noteholders (as defined in the Subordinated Note). In addition, in accordance with the terms of the Subordinated Note, any transfer of such Subordinated Note by the Noteholder (as defined in the Subordinated Note) must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

7.2.Time of the Essence. Time is of the essence for this Agreement.

7.3.Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein shall be effective unless in writing and signed by the parties hereto. No failure to exercise or delay in exercising, by a Purchaser or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or in equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Purchasers to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

7.4.Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.5.Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be in writing and shall be delivered personally, or mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested, or sent by a responsible overnight commercial courier promising next business day delivery, or sent by email to the parties at the following addresses:

if to the Company:	Union Bankshares, Inc. 20 Lower Main Street PO Box 667 Morrisville, VT 05661 ATTN: David S. Silverman, President & CEO dsilverman@unionbankvt.com
with a copy to:	Primmer Piper Eggleston & Cramer PC 30 Main Street, Suite 500 PO Box 1489 Burlington, VT 0540 ATTN: Denise J. Deschenes ddeschenes@primmer.com
if to the Purchaser:	To the address indicated on the Purchaser’s signature page hereto.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the U.S. mail as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested), or if emailed, upon confirmation of receipt.

7.6.Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, (a) except as described in Section 9(b) (Merger or Sale of Assets) of the Subordinated Notes, unless the Purchaser consents in writing, no purported assignment made by the Company in violation of this Agreement shall be effective or confer any rights under this Agreement on any purported assignee of the Company and (b) unless such assignment complies with the Assignment Form attached to the Subordinated Notes, no assignment made by a Purchaser shall be effective or confer any rights under this Agreement on any purported assignee of Purchaser. The term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase but shall include a purchaser of any of the Subordinated Notes pursuant to an assignment complying with the Assignment Form attached to the Subordinated Notes.

7.7.No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with the Company.

7.8.Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance reasonably satisfactory to such Purchaser.

7.9.Entire Agreement. This Agreement and the Subordinated Notes, along with any exhibits thereto and any non-disclosure agreements between the Purchaser and the Company, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

7.10.Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont without giving effect to principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11.Submission to Jurisdiction. THE PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS SITTING IN LAMOILLE COUNTY, VERMONT OR THE FEDERAL COURTS SITTING IN THE DISTRICT OF VERMONT OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS RELATED HERETO, REGARDLESS OF WHETHER A CLAIM SOUNDS IN CONTRACT, TORT, OR OTHERWISE AND REGARDLESS OF WHETHER A CLAIM IS AT LAW OR IN EQUITY, AND THE PURCHASER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH VERMONT STATE OR FEDERAL COURT. The Purchaser, on behalf of itself and its successors and assigns, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of Forum Non Conveniens or otherwise. The Purchaser agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.12.No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

7.13.Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.14.Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file of a scan of manual signature or by electronic signature, such signature shall be deemed an original signature for purposes of this Agreement having the same legal effect as original signatures that were physically executed. Any use by a party of an electronic signature must be in accordance with the federal Electronic Signature In Global and National Commerce Act.

7.15.Knowledge; Discretion. All references herein to a Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.16.Waiver of Right to Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY

LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES HERETO FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES HERETO AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.17.Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

7.18.Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

COMPANY:

UNION BANKSHARES, INC.

Name: David S. Silverman
Titel: President and CEO

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

PURCHASER:

[INSERT PURCHASER NAME]

Name: [●]
Titel: [●]

Address of Purchaser:
[●]
[●]
[●]

Email: [●]

Principal Amount of Purchased Subordinated Note:
$[●]